As filed with the Securities and Exchange Commission on May 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0475815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7909 Parkwood Circle Drive

Houston, Texas 77036-6565

(713) 346-7500

(Address, Including Zip Code, and Telephone Number, including

Area Code, of Registrant’s Principal Executive Offices)

National Oilwell Varco Long-Term Incentive Plan

(Full Title of the Plan)

Jeremy D. Thigpen

Senior Vice President and Chief Financial Officer

7909 Parkwood Circle Drive

Houston, Texas 77036-6565

(713) 346-7500

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01	14,000,000	$68.07	$952,980,000	$129,986.47

(1)

The shares of common stock being registered hereby consist of an additional 14,000,000 shares that may be issued under the National Oilwell Varco Long-Term Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, using the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 17, 2013.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

Pursuant to General Instruction E to Form S-8, National Oilwell Varco, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed by the Company on March 14, 2005 (File No. 333-123310) and the Form S-8 Registration Statement filed by the Company on May 19, 2009 (File No. 333-159333), except to the extent otherwise updated or modified by this Registration Statement. The additional 14,000,000 shares of common stock that are the subject of this Registration Statement relate to the amendments to the Company’s Long-Term Incentive Plan to increase the number of authorized shares available for issuance under the plan. The amendments were approved by the Company’s stockholders at the Company’s annual meeting held on May 22, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) but will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933 as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are incorporated as of their respective dates in this Registration Statement by reference:

A. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 22, 2013;

B. The Company’s Current Reports on Form 8-K filed with the Commission on March 27, 2013, April 29, 2013 and May 22, 2013;

C. The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed with the Commission on May 7, 2013; and

D. The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on October 15, 1996 to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. A report on Form 8-K furnished to the Commission shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See Index to Exhibits, which is incorporated into this item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 24 th day of May, 2013.

NATIONAL OILWELL VARCO, INC.

By:	/s/ MERRILL A. MILLER, JR.
Merrill A. Miller, Jr.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Merrill A. Miller, Jr. and Jeremy D. Thigpen and each of them, either one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 24, 2013.

Signature	Title

/s/ Merrill A. Miller, Jr.	Chairman and Chief Executive Officer
Merrill A. Miller, Jr.	(Principal Executive Officer)

/s/ Jeremy D. Thigpen	Senior Vice President and Chief Financial Officer
Jeremy D. Thigpen	(Principal Financial Officer)

/s/ Robert W. Blanchard	Vice President, Corporate Controller and Chief Accounting Officer
Robert W. Blanchard	(Principal Accounting Officer)

/s/ Greg L. Armstrong	Director
Greg L. Armstrong

/s/ Robert E. Beauchamp	Director
Robert E. Beauchamp

/s/ Ben A. Guill	Director
Ben A. Guill

/s/ David D. Harrison	Director
David D. Harrison

/s/ Roger L. Jarvis	Director
Roger L. Jarvis

/s/ Eric L. Mattson	Director
Eric L. Mattson

/s/ Jeffrey A. Smisek	Director
Jeffery A. Smisek

INDEX TO EXHIBITS

Exhibit Number		Description
4.1	—	Amended and Restated National Oilwell Varco Long-Term Incentive Plan (incorporated by reference to Appendix I to the Company’s Proxy Statement filed on April 10, 2013).

5.1	—	Opinion of Locke Lord LLP as to the validity of the securities being registered.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Locke Lord LLP (included in Exhibit 5.1).

24.1	—	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).